UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 16, 2022
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1261 Liberty Way
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 17, 2022, Exagen Inc. (the “Company”) announced that John Aballi has been appointed as President and Chief Executive Officer of the Company and as a member of the board of directors of the Company (the “Board of Directors”), replacing Fortunato Ron Rocca who resigned as President and Chief Executive Officer of the Company and as a member of the Board of Directors, effective as of October 16, 2022. Mr. Aballi has also assumed the duties of the Company’s principal executive officer for Securities and Exchange Commission (“SEC”) reporting purposes.
Prior to joining the Company, Mr. Aballi served in multiple leadership roles at Veracyte, Inc., including GM, Urology and CLIA COO of Veracyte, Inc. since January of 2022, and SVP, Operations and Sales, Urologic Cancer, from April 2021 to January 2022. Mr. Aballi served as Chief Operating Officer of Decipher Biosciences, Inc. from August 2018 until Veracyte, Inc. acquired Decipher Biosciences, Inc. in March 2021. From March 2021 to May 2021, Mr. Aballi also served as a member of the board of directors of PFS Genomics Inc., which was acquired by Exact Sciences Corp. in 2021. From August 2018 to March 2021, Mr. Aballi served as Head of Operations of Molecular Stethoscope, Inc. Mr. Aballi holds a Masters of Business Administration from California Baptist University, and dual degrees, a Bachelor of Science in Biochemistry and a Bachelor of Arts in Economics, from the University of California, San Diego.
Mr. Aballi does not have a family relationship with any director or executive officer of the Company or person nominated or chosen by the Company to become a director or executive officer, and there are no arrangements or understandings between Mr. Aballi and any other person pursuant to which Mr. Aballi was selected to serve as President and Chief Executive Officer of the Company or as a director of the Company. There have been no transactions involving Mr. Aballi that would require disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Mr. Aballi has not been, and is not expected to be, named to any committees of the Board of Directors. In connection with Mr. Aballi’s appointment, Mr. Aballi and the Company will enter into an indemnification agreement in the form the Company has entered into with certain of its other executive officers (the “Indemnification Agreement”), which form is filed as Exhibit 10.35 to the Company’s registration statement on Form S-1 (File No. 333-233446) filed by the Company with the SEC on September 9, 2019. The Indemnification Agreement, among other things, will provide for indemnification of Mr. Aballi for expenses, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his services as an executive officer or at our request.
Pursuant to Mr. Aballi’s Employment Agreement (the “Employment Agreement”), Mr. Aballi will report to the Company’s Board of Directors. Mr. Aballi’s employment term began on October 16, 2022 and continues until terminated by either party following 30 days’ notice, Mr. Aballi is entitled to an annual base salary of $525,000, is eligible to receive an annual target performance bonus of up to 50% of his gross base salary and was granted an incentive stock option to purchase, or restricted stock units representing the contingent right to receive, up to 350,000 shares of common stock of the Company (the “Equity Award”). The Equity Award will vest in equal annual installments commencing on the first anniversary of the October 16, 2022 and ending on the fourth anniversary of October 16, 2022, subject to Mr. Aballi’s continued employment. The Equity Award will be subject to the terms of the Company’s 2019 Incentive Award Plan and the applicable award agreements thereunder. Mr. Aballi is also eligible to participate in the Company’s employee benefit plans, as may be maintained by the Company from time to time, on the same terms as other similarly situated employees of the Company, and as a Tier 1 participant under the Severance Plan (as defined below). A copy of the Employment Agreement is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference. The description of the Employment Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by the terms of the Employment Agreement.
In connection with Mr. Rocca’s resignation, the Company and Mr. Rocca entered into a Severance Agreement, dated October 14, 2022 (the “Severance Agreement”). The Severance Agreement provides, among other things, that Mr. Rocca will be entitled to receive the following, in accordance with the Company’s Amended and Restated Executive Change in Control and Severance Plan (the “Severance Plan”): (i) a lump sum payment of $424,875, less applicable payroll deductions, (ii) a pro-rated payment for Actual Incentive Compensation (as defined in the Severance Plan), less applicable payroll deductions and (iii) reimbursement of up to nine months of COBRA premiums. Mr. Rocca’s decision to resign was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. A copy of the Severance Agreement is filed as Exhibit 10.2 to this current report on Form 8-K and is incorporated herein by reference. The description of the Severance Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by the terms of the Severance Agreement.
Item 7.01    Regulation FD Disclosure.
The Company issued a press release on October 17, 2022, announcing the executive transition described above. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
The information in the press release is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of October 16, 2022, by and between the Company and John Aballi.
10.2	Severance Agreement, dated as of October 14, 2022, by and between the Company and Fortunato Ron Rocca.
99.1	Press Release.
104	Cover Page Interactive Data file (formatted as Inline XBRL).
* Attachments omitted pursuant to Item 601(a)(5) of Regulation S-K. The names of the omitted attachments are referenced in the as-filed Exhibit.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: October 20, 2022	By:	/s/ Kamal Adawi
Name: Kamal Adawi
Title: Chief Financial Officer